EXHIBIT 10.11

Loan Agreement

THIS LOAN AGREEMENT (the "Agreement") is made as of  the  26th  day  of  June, 2014, between Santander Bank, N A., with a place of business at  195  Montague  Street, Brooklyn, New York 11201 (hereinafter referred to  as  "Lender")  and  Sutton  Hill  Properties, LLC, a Nevada limited liability company, with a principal place  of business  at  6100  Center Drive, Suite 900, Los Angeles, California 90045, Attention: Andrzej Matyczynski (hereinafter referred  to  as  "Borrower").

WI TN E S S E T H:

WHEREAS, Lender is the holder of that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 28, 2012, made by the Borrower, as borrower, in favor of lender, as Lender,  in the principal amount of $15,000,000.00, and recorded on July 20, 2012 in the Register's Office of the City and State of New York as CRFN 2012000288512 (together with all extensions, renewals, modifications, substitutions and amendments thereof the "First Mortgage") which secures that certain Second Amended and Restated Promissory Note in the original principal amount of $15,000,000.00 made by Borrower to the order of Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "First Note"; the First Note, the First Mortgage and any of the loan documents which secure and evidence the indebtedness pursuant to the First Note shall hereinafter be referred to as the "First Mortgage Loan Documents");

WHEREAS, the Borrower desires to borrow and the Lender desires to lend to the Borrower, for Borrower' s use, as more particularly set forth herein (the "Loan") in connection with its ownership of the real property located at 1001-1007 Third Avenue, New York, New York 10022 (the "Property"), the  principal  amount  of  Six Million  and  001100  Dollars (US

$6,000,000.00), subject and pursuant to the terms of this Agreement and of that certain Promissory Note in like amount of even date herewith executed and delivered by the Borrower (the "Note") ;

WHEREAS, the Note will be secured by, among other things ,  a Mortgage,  Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between  Borrower  and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof,  the "Security Instrument")  which upon recording  will encumber  the Property.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Note.

NOW, THEREFORE, the parties hereto agree as follows: Article I.THE ADVANCE

Section 1.01Advances.

The Lender agrees, upon the terms, and subject to the conditions hereof, to make a  one time advance of the proceeds of the Loan (the "Advance") to the Borrower in an amount not to exceed the aggregate principal amount $6,000,000.00. The Loan (including principal and accrued and unpaid interest) shall be due and payable on July 1, 2016 (the "Maturity Date"). Interest on the Advance shall accrue and be payable in accordance with the terms of the Note.

Section 1.02Manner of Borrowing.

When the Borrower desires to obtain the Advance, it shall give the Lender at least thirty

(30) days' prior written notice (a "Notice to Borrow Funds") in the manner hereinafter specified in this Agreement, which Notice to Borrow Funds shall state that it is irrevocable and specify the proposed date of borrowing and the amount thereof and shall constitute the Borrower's affirmation that all representations and warranties contained herein are true and correct and that the Advance shall be subject to all of the Conditions (as hereinafter defined and set forth in this Agreement).    The  Advance  shall be  in  a  whole  number  and in the  minimum  amount  of

$200,000.00.  The Notice to Borrow Funds to be given pursuant to this Section shall be accepted only from those persons authorized to execute same pursuant to a resolution or consent of the Borrower's Manager, a certified copy of which shall be delivered to Lender prior to any request for an Advance which shall include specimen-signatures of all parties authorized to execute Notices to Borrow Funds.

The failure of the Lender to make the Advance on the date set forth in the Notice to Borrower Funds shall not subject the Lender to any damages whatsoever provided the Advance is made within a reasonable time after the later to occur of the date set forth in the Notice to Borrower Funds or the date all Conditions to the Advance are satisfied; it being expressly acknowledged by the Borrower that such condition is deemed a material inducement to the Lender for entering into the arrangement manifested by this Loan Agreement and the Note.

Article II.      REPRESENTATIONS AND COVENANTS

Section 2.01Representations.

The Borrower represents and warrants to the Lender that on the date hereof:

(a) The Borrower has the power and authority to execute, deliver and perform this Agreement, and each of the other documents executed in connection therewith,  to own its properties and to carry on its business as now conducted;

(b)	The execution, delivery and performance of the Nate and this Agreement

(i) have been duly authorized by all requisite action of the Borrower; (ii) to Borrower's knowledge do not violate any provision of law,  (iii) do not violate the Borrower's Certificate of Formation or its Operating Agreement; any order of any court or other agency, or any agreement to which the Borrower is a party or by which the Borrower is bound; and (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement;

(c) There are no actions, suits,  or proceedings before or by any federal ,  state, municipal or other governmental department, commission ,  board, bureau, agency or instrumentality pending against the Borrower which if determined adversely to the Borrower, would have a material adverse effect  on the business, properties, operations or conditions ,  financial or otherwise, of the Borrower;

(d) No Event of Default has occurred under this Agreement and no default has occurred under any of the other Loan Documents beyond the expiration of any applicable notice, grace or cure period ;

(e) The Borrower makes no claim that the terms of the Note, including without limitation the interest rate thereon, is usurious nor that there exists any offset, deduction or defense with respect to the Borrower's obligations under the Loan Documents;

(f) The Property is free and clear of any liens, charges or encumbrances other than the First Mortgage;

(g) To Borrower's knowledge , there are no outstanding judgments against the Borrower which have not been paid;

(h) The most recent Financial Statements heretofore delivered to the Lender are complete and correct and since the date thereof there has not occurred any material adverse change in the financial condition or operations of the Borrower, Guarantor or the Property from that shown on said Financial Statements;

(i) Borrower has no knowledge of any impediments to the full and complete perfom1ance by the Borrower hereunder or under any of the Loan Documents ;

G)    Neither the Borrower nor any person or entity acting or purporting to act on the Borrower's behalf has dealt with any broker in connection with the making of this loan, except as set forth in the, commitment letter of Santander Bank, N.A. addressed to Borrower and dated as of June 11,  2014, as amended by letter agreement, if any. Borrower hereby indemnifies Lender, and agrees to hold Lender harmless, from and against all loss, liability, damage and expense, including reasonable attorneys' fees and expenses, suffered or incurred by Lender by reason of a breach of this representation. This provision will survive the closing and the repayment of the Note;

(k) The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Nevada and duly authorized to do business in the State of New York pursuant to the laws of the State of New York; and

(1) That the funds received by the Borrower from the Advance requested hereunder and pursuant to the Note will be expended exclusively in connection with the acquisition of floor area rights and/or air rights related to future development of the Property as same will be more particularly described in the Security Instrument.

Section 2.02Certain  Covenants.

The Borrower covenants and agrees that so long as this Agreement shall remain in effect, Borrower shall:

(a)	Pay all sums due and owing under the Note pursuant to its terms;

(b)	Do or cause to be done all things necessary to preserve and keep in full force and effect its existence under the laws of its state of formation;

(c)

Give prompt notice to the Lender of (i) any proceedings of which the Borrower has notice instituted by or against the Borrower, and (ii) any other action, event or condition of any nature which in either case the management of the Borrower reasonably believes could have, lead to or result in a material adverse effect upon the business, assets or financial condition of the Borrower;

(d)

Refrain from mortgaging ,  pledging, granting or permitting any security interest, lien or encumbrance of any nature in any amount to exist with respect to any of the Borrower's property including without limitation the Property, except where such security interest, lien or encumbrance is for the benefit of the Lender or has otherwise been approved by the Lender;

(e)	Provide to Lender all of the deliverables as and when required pursuant to Section 2.04 herein (collectively, the "Financial Statements");

(f)

Perform all of the Borrower's obligations under the First Mortgage encumbering the Property including without limitation, payment of all sums due thereunder, in a timely manner. Upon the maturity (by acceleration or otherwise, or upon prepayment thereof) of the First Mortgage held by Lender (or its assignee) covering the Property, or upon prepayment thereof, all amounts due hereunder shall simultaneously become due and payable;

(g)	Not incur any additional indebtedness except, in the ordinary course of business, with customary time payment arrangements with vendors and suppliers; and

(h)

Pay all sums that may be necessary to be paid in order to enforce the Note and to enforce and/or to record the Security Instrument and any agreement or any other documentation executed and delivered in connection with this Agreement, whether such sums be in the nature of recording fees, mortgage tax or any other expense in connection with such recording.

Section 2.03Negative Pledge Covenants.

The Borrower pledges, covenants and agrees that so long as this Agreement shall remain in effect it shall not, without the prior written consent of the Lender, do any of the following:

(a) Except as otherwise permitted in the Security Instrument and the First Mortgage, sell, transfer or otherwise convey, either voluntarily or involuntarily, all or any portion of the Property or any interest or estate therein; or

(b) Grant or suffer to exist any mortgage, pledge, lien, secured interest, hypothecation or other encumbrances upon the Property including any personal prope1iy owned by the Borrower now or hereafter placed in or attached to and necessarily used in connection with the Property except as maybe  approved by Lender; or

(c) Except for the Master Lease, enter into any leasing arrangement of any kind in respect of all or substantially all of the Property;

(d) Reduce the rent payable by the tenant pursuant to the Master Lease or enter into any amendments or modifications of the Master Lease;

(e) Suffer or permit any mechanics' or other statutory lien which  is  filed against the Property to remain undischarged or not bonded for a period exceeding sixty (60) days beyond the filing date thereof; or

(f) Grant or suffer to exist any indebtedness (secured or unsecured), other than indebtedness owing to Lender, or grant or suffer to exist any Lien on or with respect to any deposit accounts (other than any Lien in favor of the Lender), whether now owned or hereafter acquired by the Borrower, or pledge; assign or transfer any rights to any deposit accounts, except as may be approved in writing by Lender. "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority of other security agreement or preferential arrangement of any kind or nature whatsoever.

Section 2.04Books and Records. 1

(a)

Borrower shall keep accurate books and records of account in accordance with generally accepted accounting principles in which full, true and correct entries shall be promptly made with respect to Borrower,  the Property and the operation thereof, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation to Borrower of the Improvements) to be inspected or audited and copies made by Lender and its representatives during normal business hours and at any other reasonable times on at least forty eight (48) hours advance notice. Borrower represents that its chief executive office is as set forth in the introductory paragraph of this Agreement and that all books and records pertaining to the Property are maintained at the Property or at its chief executive office. Borrower will furnish, or cause to be furnished, to Lender on or before ninety (90) calendar days following the end of each calendar year the following items, each certified by Borrower as being true and correct, in such format and in such detail as Lender or its servicer may reasonably request:

(i)

a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid (including percentage rents and tenant sales), security deposit paid,  any rental concessions, all rent escalations, any rents paid more than one (1) month in advance, any special provisions or inducements granted to tenants, any

2.04 same as Section 3.8 of the Mortgage

taxes, maintenance  and other common  charges paid by tenants, all vacancies and identifying any defaults or payment  delinquencies  thereunder;

(ii)

year-to-date operating statements prepared for  each  calendar quarter during each such reporting period detailing the total revenues  received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow; and

(iii)	a current personal financial statement of each Guarantor, if applicable, in a form satisfactory to Lender.

(b) Within ninety (90) calendar days following the end of each calendar year, Borrower shall furnish a statement of the financial affairs and condition of the Borrower and the Property including a statement of profit and loss for the Property in such format  and in such detail as Lender or its servicer may reasonably request, and setting forth the financial condition and the income and expenses for the Property for the immediately preceding calendar  year prepared and audited by an independent certified public accountant. Borrower shall deliver to Lender copies of all income tax returns, requests for extension and other similar items contemporaneously with its delivery of same to the Internal Revenue Service.

(c) Borrower will permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect on at least twenty-four hours  advance notice during its normal business hours and at any other reasonable times any of the Property or Borrower's chief executive office and to make photographs thereof, and to write down and record any information such representatives obtain, and shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender under or in connection with this Agreement or any of the Loan Documents and to discuss all such matters with its officers, employees and representatives. Borrower will furnish to Lender at Borrower's  expense  all evidence  which  Lender may  from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Borrower in the Loan Documents and satisfaction of all conditions contained therein. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lender, shall be at Borrower's expense and shall be for Lender's protection only, and shall not constitute any assumption of responsibility or liability by Lender to Borrower  or  anyone  else with regard to the condition, construction, maintenance or operation of the  Property,  nor Lender's approval of any certification given to Lender nor relieve Borrower  of  any  of Borrower's obligations. Lender may divulge to any Investor (as hereinafter defined) all such information, and furnish to such Investor copies of any such reports, financial statements, certificates, and documents obtained under any provision of this Agreement,  or  related agreements and documents, provided that  such information shall be provided on a confidential basis.

(d) Without limiting Lender's other rights and remedies under this Agreement and the other Loan Documents, in the event that any statement or document required to be delivered to Lender pursuant to this Section 2.04 is not delivered within thirty (30) days of the date when the same is due "Delinquent Reports") upon fifteen (15) days notice to Borrower, the

Interest Rate (as defined in the Note) shall be increased by adding one quarter percent (0.25%) per annum (i.e. 25 basis points) to the Interest Rate until such time as all Delinquent Reports, in form and substance reasonably satisfactory to Lender, have been delivered to Lender.

Article III.    CONDITIONS TO ADVANCE

Section 3.01Conditions

The obligation of the Lender to make the Advance is subject to the satisfaction of all of the following conditions precedent (the "Conditions") (each of which is deemed material and none of which may be waived except by an instrument executed by the Lender):

(i) The Lender shall have received:

(1)	the irrevocable Notice to Borrow Funds;

(2)

a certified copy of the resolutions or consent adopted by the membersof Borrower, in form and substance reasonably satisfactory to Lender authorizing the execution, delivery and performance of the Security Instrument and all of the other related Loan Documents required at the time of the Advance, including, but not limited to  the Notice to Borrow Funds;

(3)	copies of the most recent year end Financial Statements;

(4)

a certificate from Borrower that all the representations  and warranties set forth herein shall be true and correct on and as of such time with the same effect as though such representations and warranties have been made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date; and

(5)

a certificate of Borrower, stating no proceedings exist affecting Borrower or the Property that could have a Material  Adverse Effect on Borrower, the Loan, the First Mortgage or the Property, and (B) a Certificate from the Guarantors, to the effect that no proceedings exist affecting any Guarantor which could have a material adverse effect on such Guarantor, in  each  case,  which have not been disclosed to Lender in writing.

(ii) Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed and no "Event of Default" (as hereinafter defined), nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing either at the time of the Advance or as a result of such borrowing, including but not limited to compliance with all financial reporting requirements  set forth herein

(iii) Borrower shall be in compliance with all the terms and provisions set forth in the First Mortgage Loan Documents on its part to be observed or performed and no

"Event of Default" (as defined in the First Mortgage Loan Documents), nor any event which upon notice or lapse of time or both would constitute an Event of Default pursuant to the First Mortgage Loan Documents, shall have occurred and be continuing either at the time of the Advance or as a result of such borrowing, including but not limited to compliance with all financial reporting requirements set forth therein;

(iv) Lender's computation that the Borrower shall maintain a Debt Yield of no less than 11% during the term of the Loan. In the event that Lender shall at any time determine that the Debt Yield is less than 11%, Borrower shall within thirty (30) days of notice and demand by Lender, either reduce the Loan amount (by the payment of principal) or pledge such additional collateral as may be acceptable to Lender in order to maintain the required Debt Yield. Borrower's failure to either reduce the Loan balance as necessary or satisfy Lender's demand for additional collateral acceptable to it within thirty (30) days of notice having been given by Lender, shall be considered an Event of Default hereunder. "Debt Yield" shall mean, as of any date, the quotient (expressed as a percentage) obtained by dividing (i) the net operating income for the twelve (12) month period ending with the most recently completed calendar month by (b) the outstanding principal balance of the Note and the First Note as of such date. Lender's calculation of the Debt Yield, and all component calculations, shall be conclusive and binding on Borrower absent manifest error;

(v) Immediately prior to the Advance, Lender shall cause title company to file and record the Security Instrument substantially in form attached hereto as Exhibit A and related certificates for the Property in the appropriate recording office in New  York County. The Borrower shall (i) pay any and all expenses of the Lender incurred in connection with the foregoing matters, including, without limitation, the costs of any title insurance, recording fees, mortgage recording tax, survey, environmental reports and the reasonable fees and expenses of the Lender's counsel and (ii) deliver any documents reasonably requested by the Lender or the title company in connection with effectuating the foregoing matters;

(vi) Lender shall have received a NY ALTA (1992) loan policy of title insurance (the "Loan Title Policy") in the amount of the Advance, substantially in the form attached hereto as Exhibit B issued by the title company to Lender, insuring the Security Instrument as a valid and subsisting second mortgage lien on the Property subject only to standard and customary permitted exceptions, including the lien of the First Mortgage. The Loan Title Policy shall contain such affirmative insurance and endorsements as Lender  shall reasonably require;

(vii) opinion(s) of counsel as to the authority, due execution, and enforceability of the Security Instrument and related Loan Documents in form substantially similar to the opinion given in connection with this Agreement or otherwise reasonably acceptable to the Bank;

(viii) a certificate from Borrower and other evidence satisfactory to Lender in its reasonable discretion, including but not limited to, an agreement of purchase and sale in connection  with  the  acquisition   of  floor  area  rights  and/or  air  rights  and/or  other development  or  zoning  rights  that  will  benefit  the  Property  as  same  will  be  more particularly described in the Security Instrument;

(ix) payment to Lender of a standby fee equal to one quarter of one percent (0.25%) of the Unused Portion on the first anniversary of the Loan and every anniversary thereafter until the Loan is paid in full, provided, however, Borrower shall pay Lender a pro rata portion of such standby fee if the Loan is paid in full prior to any given one year anniversary of the Loan. The Unused Portion shall mean the difference, if any, between the maximum aggregate principal amount that may be advanced under the Note and the Advance ; and

(x) payment of all of Lender's expenses in connection with the review and Borrower's compliance with the Conditions including but not limited to Lender's reasonable attorneys' fees and expenses.

Article IV.DEFAULT

Section 4.01Events of Default.

Each of the following shall constitute an "Event of Default" under this Agreement:

(a) if any representation or warranty of Borrower or of its members, general partners, principals, affiliates, agents or employees, or of any Guarantor made herein or in the Environmental Indemnity or in any Loan Document, in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(b) The failure to make any payment of principal or interest under the Note on or before the tenth (101h) calendar day after the day on which the same is due (without regard to any applicable cure and/or notice period) or if  the entire Debt is not paid on or before the Maturity Date, along with applicable prepayment premiums, if any

(c) if Borrower, or its general partner, member or manager, if applicable, violates or does not comply with any of the provisions of Section 3.3, Section 4.3, or Article 8 hereof, or Article 19 of the Note, or fails to deliver any of the reports required by Section

(d) if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower or any Guarantor shall admit in writing its inability to pay, or Borrower's or any Guarantor's failure to pay its debts as they become due;

(e) if (i) Borrower or any member or manager of Borrower, or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its  debts,  or  (B)  seeking  appointment  of  a  receiver,  trustee,  custodian,  conservator  or  other similar official for it or for all or any substantial part of its assets, or Borrower or any member or manager of Borrower, or any Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any member or manager of Borrower, or any Guarantor any case, proceeding or other action of a nature referred to in clause

(i)  above  which  (A)  results  in  the  entry  of  an  order  for relief  or  any  such  adjudication  or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) calendar days; or (iii) there shall be commenced against Borrower or any member or manager of Borrower or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) calendar days from the entry thereof; or (iv) Borrower or any member or manager of Borrower, or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Borrower or any member or manager of Borrower, or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(f)    The occurrence of any materially adverse change in the financial condition of the Borrower or any Guarantor (for purposes of this Agreement, a "materially adverse change" shall mean one which in the determination of the Lender that, in its sole judgment, impairs the ability of the Borrower or any Guarantor with respect to (i) maintaining and/or operating the Property, (ii) paying all real estate and, related taxes and charges and (iii) meeting all of its financial obligations to the Lender and all other creditors);

(g) The occurrence of any default beyond the expiration of any  applicable notice, grace or cure period under (i) any mortgage(s) now or hereafter covering the Property, giving rise to a right to accelerate payment thereof regardless of whether such mortgage(s) is/are held by Lender or a third party or (ii) any other agreement (loan or otherwise) between Lender and Borrower now existing or hereafter made;

(h) The failure to perform any of the other covenants, terms or agreements on the part of the Borrower to be performed hereunder or under any of the other Loan Documents beyond any applicable notice and cure period;

(i) if any federal tax lien is filed against Borrower, any general partner, member or manager of Borrower, any Guarantor or the Property and same is not discharged of record within forty-five (45) calendar days after Borrower becomes aware of such filing;; or

U) Any "Event  of  Default"  (as  defined  in  the  First  Mortgage  Loan Documents) or any event which upon notice or lapse of time or both would constitute an Event of Default occurs pursuant to the First Mortgage Loan Documents.

Section 4.02Effect of Default.

(a) Upon the occurrence of an Event of Default, the Lender, in its sole and absolute discretion, may (1) temporarily suspend the extension of credit and refuse to honor any request for an Advance, (2) demand the prepayment of the Advance, (3) pursue any  other  rights or remedies available to the Lender under this Agreement or the other Loan Documents, (4) terminate this Agreement and any obligation hereunder to make the Advance by declaring the loan to be immediately due and payable and/or exercising such of the other remedies provided for in the Loan Documents  as the Lender may elect. The costs and expenses of Lender incurred in carrying out any or all of the above and enforcing the terms of this Agreement or the Note, including reasonable attorneys' fees, shall be at Borrower's expense.

(b) Without limiting any remedy otherwise available to the Lender, the Borrower shall pay a late charge, to the extent permitted by law, of five ($.05) cents per each dollar ($1.00) of each payment received and accepted by the Lender more than  ten (10) days after the date it is due, to cover the extra expense involved in handling such delinquent payment.

(c) Anything to the contrary herein notwithstanding, Lender shall give written notice to Borrower with respect to any non-monetary defaults hereunder and Borrower shall have a period of thirty (30) days from the date of such notice to cure the default, if Borrower or any Guarantor, as the case may be, shall continue to be in default under any other term, covenant or condition of this Agreement or any Loan Documents for thirty (30) calendar days after notice from Lender; provided that if such default cannot reasonably be cured within such thirty (30) calendar day period and Borrower (or such Guarantor as the case may be) shall have commenced to  cure  such default  within  such thirty  (30)  calendar  day period  and thereafter  diligently  and expeditiously proceeds to cure the same, such thirty (30) calendar day period shall be extended  ·

for so long as it shall require Borrower (or such Guarantor as the case may be) in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) calendar days after the notice from Lender referred to above.

(d) If the Borrower fails to observe or perform any of the covenants or agreements on the part of the Borrower to be performed hereunder, then the Lender may, but shall not be obligated to, perform the same and all necessary and all reasonable costs incurred by the Lender in performing the Borrower's covenants and agreements,  including  reasonable counsel fees, shall be repaid by the Borrower upon demand, together with interest thereon at the default rate under the Note.

Section 4.03No Waiver.

(a) Any failure of the Lender to exercise its option to declare the loan immediately due and payable, or any forbearance by the Lender before or after any exercise of such option, or any forbearance to exercise any other remedy of the Lender, or any withdrawal or abandonment of the Lender of any of its rights in any one circumstance, shall not be construed as a waiver of any option, power, remedy or right of the Lender hereunder except to the extent, if any, the action of the Lender constitutes an express waiver with respect to such  one circumstance. The rights and remedies of the Lender expressed and contained in this Agreement and in the Loan Documents are cumulative and none of them shall be deemed to be exclusive of any other or of any right or remedy the Lender may not or hereafter have in law or in equity. The election of any one or more remedies shall not be deemed to be an election of remedies under any statute, rule, regulation or other law.

(b) The obligations of the Borrower (and the rights and remedies  of the Lender against the Borrower) hereunder shall in no way be modified, abrogated, terminated or adversely affected by (i) any forbearance by the Lender in collecting any sums due, or (ii) the granting of any extension of time to perform any obligation hereunder or (iii) any impairment of the collateral, if any, which may now or hereafter be assigned or delivered to Lender to secure payment of the amounts due under the Note or hereunder, by reason of any act, failure to act or negligence of the Lender.

Article V.MISCELLANEOUS

Section 5.01Notices.

All notices to be given hereunder shall be delivered by hand, or sent to the party to be notified via certified mail, return receipt requested or sent by a nationally recognized overnight courier which provides evidence of receipt and shall be deemed given when delivered by hand or one (1) day after delivery to such nationally recognized overnight courier or three (3) days after being posted with the United States Postal Service addressed to the parties as follows:

If to the Lender at:Santander Bank, N.A.

195 Montague Street

Brooklyn, New York  11201 Attn: Elizabeth Bae

With a copy to:Windels Marx Lane &  Mittendorf, LLP

156 West 56th Street

New York, New York 10019 Attention: Michele Arbeeny, Esq.

If to the Borrower at:Sutton Hill Properties,  LLC

6100 Center Drive

Suite 900

Los Angeles, California 90045 Attention: Andrzej Matyczynski

With a copy to:Marcus Rosenberg &  Diamond LLP 488 Madison Avenue

New York, New York 10022 Attention: Jeffrey M. Diamond, Esq.

Section 5.02Successors and Assigns.

The terms Borrower and Lender, shall include the named Borrower and the named under and their respective legal representatives, successors and any permitted  assigns.

Section 5.03Severability.

If any one or more of the provisions contained in this Agreement or in any of the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision of this Agreement or of the Note or any Loan Document.

Section 5.04Expenses of Lender.

The Borrower shall pay all out-of-pocket expenses, including but not limited to, reasonable counsel fees incurred by the Lender in connection with the preparation execution and delivery of this Agreement and the enforcement or amendment of any of its rights or provisions hereunder.

Section 5.05Indemnity.

The Borrower shall indemnify and hold harmless the Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, judgments, costs, expenses and disbursements, including but not limited to, counsel fees in any way relating to or arising out of the failure of the Borrower to perform in full its obligations under this Agreement or under any of the Loan Documents.

Section 5.06Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

Section 5.07Jurisdiction.

ANY ACTION ORPROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, THE PARTIES HEREBY CONSENTING TO  THE JURISDICTION THEREOF.

Section 5.08Waiver of Certain Defenses.

IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, THE BORROWER WAIVES ANY CLAIM THAT NEW YORK IS AN INCONVENIENT FORUM AND FURTHER WAlVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION EXCEPT FOR ANY COUNTERCLAIMS  DEEMED  COMPULSORY UNDER APPLICABLE COURT RULES OR STATUTES.

Section 5.09Waiver of Jury Trial and Waiver of Certain Damages.

IN ANY ACTION OR PROCEEDING IN CONNECTION  WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE LENDER AND BORROWER MUTUALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY AND BORROWER HEREBY WAlVES, TO THE FULLEST EXTENT  PERMITTED  BY  LAW, ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

Section 5.10Joint and Several Liability.

If this Agreement is executed by  more than one person or entity, all representations, warranties, obligations and covenants made by the Borrower hereunder shall be deemed to have been made by each of such persons and entities and the obligations  and duties of such parties hereunder shall be deemed to be joint and several in all respects.

Section 5.11Origination Fee.

This Agreement shall not become effective unless Lender has received, (a) payment of Borrower to Lender of the origination fee to Lender and (b) payment by Borrower of legal fees and expenses incurred by Lender to the Lender's counsel.

Section 5.12Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for more than one of such fully executed counterparts.

Section 5.13Satisfaction of Note.

At such time as the First Mortgage or any other mortgage(s) covering the Property, whether held by Lender or another lending institution, becomes due and payable, whether upon the maturity thereof or by acceleration or otherwise,  or upon prepayment thereof, the Borrower shall also be required to immediately repay to Lender all amounts outstanding under the Note and this  Agreement and if the Advance is not outstanding at such time,  no advance shall be available hereunder.

Section 5.14Authorization.

The execution and delivery of this Agreement and the Note referred to herein have been duly authorized by the members of Borrower.

Section 5.15    Cooperation

In  the  event  Borrower   determines  that  it  would  be beneficial to have the proceeds of the Loan in the form of multiple advances, Lender agrees to reasonably cooperate with Borrower with respect to the modification of the Loan Documents to provide for multiple advances subject to Borrowers payment of all costs and expenses in connection with any such modification.